INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made this 20th day of October 1993, Denver, Colorado, by and between INVESCO Funds Group, Inc. (the "Adviser"), a Delaware corporation, and INVESCO Variable Investment Funds, Inc., a Maryland Corporation (the "Fund").

                              W I T N E S S E T H :

     WHEREAS, the Fund is a corporation organized under the laws of the State of Maryland; and

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company and has one class of shares (the "Shares"), which is divided into eight series, each representing an interest in a separate portfolio of investments (such series being the INVESCO VIF-Industrial Income Portfolio, INVESCO-VIF Total Return Portfolio, INVESCO VIF-High Yield Portfolio, INVESCO VIF-Utilities Portfolio, INVESCO VIF-Dynamics Portfolio, INVESCO VIF-Small Company Growth Portfolio, INVESCO VIF-Health Sciences Portfolio and INVESCO VIF-Technology Portfolio (the "Portfolios")); and

     WHEREAS, the Fund desires that the Adviser manage its investment operations and the Adviser desires to manage said operations;

     NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

      1. Investment Management Services. The Adviser hereby agrees to manage the investment operations of the Fund and its Portfolios, subject to the terms of this Agreement and to the supervision of the Fund's directors (the "Directors"). The Adviser agrees to perform, or arrange for the performance of, the following specific services for the Fund:

            (a) to manage the investment and reinvestment of all the assets, now or hereafter acquired, of the Fund and the Portfolios of the Fund;

            (b) to maintain a continuous investment program for the Fund and each Portfolio of the Fund, consistent with (i) the Fund's and each Portfolio's investment policies as set forth in the Fund's Registration Statement, as from time to time amended, under the Investment Company Act of 1940, as amended (the "1940 Act"), and in any prospectus and/or statement of additional information of the Fund or any Portfolio of the Fund, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Fund's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

            (c) to determine what securities are to be purchased or sold for the Fund and its Portfolios, unless otherwise directed by the Directors of the Fund, and to execute transactions accordingly;

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            (d)   to  provide  to the  Fund and the  Portfolios  of the Fund the benefit of all of the investment analyses and research, the reviews of current economic conditions and trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of the Adviser;

            (e) to determine what portion of the Fund and each Portfolio of the Fund should be invested in common stocks, preferred stocks, Government obligations, commercial paper, certificates of deposit, bankers' acceptances, variable amount notes, corporate debt obligations, and any other authorized securities;

            (f) to make recommendations as to the manner in which voting rights, rights to consent to Fund and/or Portfolio action and any other rights pertaining to the Fund's portfolio securities shall be exercised; and

            (g) to calculate the net asset value of the Fund and each Portfolio, as applicable, as required by the 1940 Act, subject to such procedures as may be established from time to time by the Fund's Directors, based upon the information provided to the Adviser by the Fund or by the custodian, co-custodian or sub-custodian of the Fund's or any of the Portfolios' assets (the "Custodian") or such other source as designated by the Directors from time to time.

            With respect to execution of transactions for the Fund and for the Portfolios, the Adviser shall place, or arrange for the placement of, all orders for the purchase or sale of portfolio securities with brokers or dealers selected by the Adviser. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to obtain for the Fund and the Portfolios the most favorable execution and price; after fulfilling this primary requirement of obtaining the most favorable execution and price, the Adviser is hereby expressly authorized to consider as a secondary factor in selecting brokers or dealers with which such orders may be placed whether such firms furnish statistical, research and other information or services to the Adviser. Receipt by the Adviser of any such statistical or other information and services should not be deemed to give rise to any requirement for adjustment of the advisory fee payable pursuant to paragraph 4 hereof. The Adviser may follow a policy of considering sales of variable annuity or variable life insurance contracts for which the Fund serves as an investment vehicle as a factor in the selection of broker/dealers to execute portfolio transactions, subject to the requirements of best execution discussed above.

            The Adviser shall for all purposes herein provided be deemed to be an independent contractor.

     2. Allocation of Costs and Expenses. The Adviser shall reimburse the Fund monthly for any salaries paid by the Fund to officers, Directors, and full-time employees of the Fund who also are officers, general partners or employees of the Adviser or its affiliates. Except for such subaccounting, recordkeeping, and administrative services which are to be provided by the Adviser to the Fund under the Administrative Services Agreement between the Fund and the Adviser dated October 20, 1993, which was approved on October 20, 1993, by the Fund's board of directors, including all of the independent directors, at the Fund's request the Adviser shall also furnish to the Fund, at the expense of the Adviser, such
            competent   executive,   statistical,   administrative,   internal
            accounting and clerical services as may be required in the judgment of the Directors of the Fund. These services will include, among other things, the maintenance (but not preparation) of the Fund's accounts and records, and the preparation (apart from legal and accounting costs) of all requisite corporate documents such as tax returns and reports to the Securities and Exchange Commission and Fund shareholders. The Adviser also will furnish, at the Adviser's expense, such office space, equipment and facilities as may be reasonably requested by the Fund from time to time.

            Except to the extent expressly assumed by the Adviser herein and except to the extent required by law to be paid by the Adviser, the Fund shall pay all costs and expenses in connection with the operations and organization of the Fund. Without limiting the generality of the foregoing, such costs and expenses payable by the Fund include the following:

            (a) all brokers' commissions, issue and transfer taxes, and other costs chargeable to the Fund and any Portfolio in connection with securities transactions to which the Fund or any Portfolio is a party or in connection with securities owned by the Fund or any Portfolio;

            (b) the fees, charges and expenses of any independent public accountants, custodian, depository, dividend disbursing agent, dividend reinvestment agent, transfer agent, registrar, independent pricing services and legal counsel for the Fund or for any Portfolio;

            (c) the interest on indebtedness, if any, incurred by the Fund or any Portfolio;

            (d) the taxes, including franchise, income, issue, transfer, business license, and other corporate fees payable by the Fund or any Portfolio to federal, state, county, city, or other governmental agents;

            (e) the fees and expenses involved in maintaining the registration and qualification of the Fund and of its shares under laws administered by the Securities and Exchange Commission or under other applicable regulatory requirements, including the preparation and printing of prospectuses and statements of additional information;

            (f)   the compensation and expenses of its Directors;

            (g) the costs of printing and distributing reports, notices of shareholders' meetings, proxy statements, dividend notices, prospectuses, statements of additional information and other communications to the Fund's shareholders, as well as all expenses of shareholders' meetings and Directors' meetings;

            (h) all costs, fees or other expenses arising in connection with the organization and filing of the Fund's Articles of
                  Incorporation,   including  its  initial   registration  and
                  qualification under the 1940 Act and under the Securities Act of 1933, as amended, the initial determination of its tax status and any rulings obtained for this purpose, the initial registration and qualification of its securities under the laws of any state and the approval of the Fund's operations by any other federal or state authority;

            (i)   the expenses of repurchasing and redeeming shares of the Fund;

            (j)   insurance premiums;

            (k) the costs of designing, printing, and issuing certificates representing shares of beneficial interest of the Fund;

            (l) extraordinary expenses, including fees and disbursements of Fund counsel, in connection with litigation by or against the Fund or any Portfolio;

            (m) premiums for the fidelity bond maintained by the Fund pursuant to Section 17(g) of the 1940 Act and rules promulgated thereunder (except for such premiums as may be allocated to the Adviser as an insured thereunder);

            (n)   association and institute dues; and

            (o) the expenses, if any, of distributing shares of the Fund paid by the Fund pursuant to a Plan and Agreement of Distribution adopted under Rule 12b-1 of the Investment Company Act of 1940.

      3. Use of Affiliated Companies. In connection with the rendering of the services required to be provided by the Adviser under this Agreement, the Adviser may, to the extent it deems appropriate and subject to compliance with the requirements of applicable laws and regulations, and upon receipt of written approval of the Fund, make use of its affiliated companies and their employees; provided that the Adviser shall supervise and remain fully responsible for all such services in accordance with and to the extent provided by this Agreement and that all costs and expenses associated with the providing of services by any such companies or employees and required by this Agreement to be borne by the Adviser shall be borne by the Adviser or its affiliated companies.

     4 . Compensation of the Adviser. For the services to be rendered and the charges and expenses to be assumed by the Adviser hereunder, the Fund shall pay to the Adviser an advisory fee which will be computed on a daily basis and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of each Portfolio of the Fund, as determined by valuations made in accordance with the Fund's procedure for calculating the Portfolios' net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. On an annual basis the advisory fee applicable to each Portfolio shall be as follows: For the INVESCO VIF-Industrial Income Portfolio and the INVESCO VIF-Total Return Portfolio, the advisory fee is computed at the annual rate of 0.75% of the first $500 million of the Portfolio's average net assets; 0.65% of the next $500 million of the Portfolio's average net assets; and 0.55% of the Portfolio's average net assets in excess of $1 billion. For the INVESCO VIF - High Yield Portfolio and the INVESCO VIF - Utilities Portfolio, the advisory fee is computed at the annual rate of 0.60% of the first $500 million of the Portfolio's average net assets; 0.55% of the next $500 million of the Portfolio's average net assets; and 0.45% of the Portfolio's average net assets in excess of $1 billion.

            During any period when the determination of the Portfolios' net asset value is suspended by the Directors of the Fund, the net asset value of a share of the Portfolios as of the last business day prior to such suspension shall, for the purpose of this Paragraph 4, be deemed to be the net asset value at the close of each succeeding business day until it is again determined. However, no such fee shall be paid to the Adviser with respect to any assets of the Fund or any Portfolio thereof which may be invested in any other investment company for which the Adviser serves as investment adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month.

            If, in any given year, the sum of a Portfolio's expenses exceeds the most restrictive state imposed annual expense limitation (if, and to the extent that, any such limitation is applicable to the Fund), the Adviser will be required to reimburse the Portfolio for such excess expenses promptly. Interest, taxes and extraordinary items such as litigation costs are not deemed expenses for purposes of this paragraph and shall be borne by the Fund or such Portfolio in any event. Expenditures, including costs incurred in connection with the purchase or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and shall not be deemed to be expenses for purposes of this paragraph.

      5.    Avoidance of Inconsistent Positions and Compliance with Laws.
            In connection with purchases or sales of securities for the investment portfolio of the Fund or any Portfolio, neither the Adviser nor its officers or employees will act as a principal or agent for any party other than the Fund or any Portfolio or receive any commissions. The Adviser will comply with all applicable laws in acting hereunder including, without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

      6. Duration and Termination. This Agreement shall become effective as of the date it is approved by a majority of the outstanding voting securities of the Portfolios of the Fund, and unless sooner terminated as hereinafter provided, shall remain in force for an initial term expiring April 30, 1995, and from year to year thereafter, but only as long as such continuance is specifically approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Portfolios of the Fund or by the Directors of the Fund, and (ii) by a majority of the Directors of the Fund who are not interested persons of the Adviser or the Fund by votes cast in person at a meeting called for the purpose of voting on such approval. In the event of the disapproval of this Agreement, or of the continuation hereof, by the shareholders of a particular Portfolio (or by the Directors of the Fund as to a particular Portfolio), the parties intend that such disapproval shall be effective only as to such Portfolio, and that such disapproval shall not affect the validity or effectiveness of the approval of this Agreement, or of the continuation hereof, by the shareholders of any other Portfolio (or by the Directors, including a majority of the disinterested Directors) as to such other Portfolio; in such case, this Agreement shall be deemed to have been validly approved or continued, as the case may be, as to such other Portfolio.

            This Agreement may, on 60 days' prior written notice, be terminated without the payment of any penalty, by the Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund or, with respect to a particular Portfolio, by a majority of the outstanding voting securities of that Portfolio, as the case may be, or by the Adviser. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provisions of
            Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms and provisions of said order. In interpreting the provisions of this paragraph 6, the definitions contained in Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act (particularly the definitions of "interested person," "assignment" and "vote of a majority of the outstanding voting securities") shall be applied.

            The Adviser agrees to furnish to the Directors of the Fund such information on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

            Termination  of this  Agreement  shall not  affect  the right of the
            Adviser to receive payments on any unpaid balance of the compensation described in paragraph 4 earned prior to such termination.

      7. Non-Exclusive Services. The Adviser shall, during the term of this Agreement, be entitled to render investment advisory services to others, including, without limitation, other investment companies with similar objectives to those of the Fund or any Portfolio of the Fund. The Adviser may, when it deems such to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Fund or any Portfolio in order to obtain best execution and lower brokerage commissions. In such event, the Adviser shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund or any Portfolio and the Adviser's other customers.

      8. Liability. The Adviser shall have no liability to the Fund or any Portfolio or to the Fund's shareholders or creditors, for any error of judgment, mistake of law, or for any loss arising out of any investment, nor for any other act or omission, in the performance of its obligations to the Fund or any Portfolio not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.

      9.    Miscellaneous Provisions.

            Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

            Amendments Hereof. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Fund and the Adviser, and no material amendment of this Agreement shall be effective unless approved by
            (1) the vote of a majority of the Directors of the Fund, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such amendment, and (2) the vote of a majority of the outstanding voting securities of any Portfolio of the Fund affected by such amendment; provided, however, that this paragraph shall not prevent any immaterial amendment(s) to this Agreement, which amendment(s) may be made without shareholder approval, if such amendment(s) are made with the approval of (1) the Directors and (2) a majority of the Directors of the Fund who are not interested persons of the Adviser or the Fund. In the event of the disapproval of an amendment of this Agreement by the shareholders of a particular Portfolio (or by the Directors of the Fund as to a particular Portfolio), the parties intend that such disapproval shall be effective only as to such Portfolio, and that such disapproval shall not affect the validity or effectiveness of the approval of the amendment by the shareholders of any other Portfolio (or by the Directors, including a majority of the disinterested Directors) as to such other Portfolio; in such case, this Agreement shall be deemed to have been validly amended as to such other Portfolio.

            Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

            Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

            Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Colorado and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Colorado, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

     IN WITNESS WHEREOF, the Adviser and the Fund each has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, the day and year first above written.


                                    INVESCO VARIABLE INVESTMENT FUNDS, INC.

ATTEST:
                                    By:/s/ Dan J. Hesser
                                       --------------------------
                                       Dan J. Hesser
/s/ Glen A. Payne                      President
--------------------
Glen A. Payne
Secretary

                                    INVESCO FUNDS GROUP, INC.

ATTEST:
                                    By:/s/ Ronald L. Grooms
                                       --------------------------
                                       Ronald L. Grooms
/s/ Glen A. Payne                      Senior Vice President
--------------------
Glen A. Payne
Secretary